UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Merit Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2009

MERIT MEDICAL SYSTEMS, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the “Company”), which will be held on Wednesday, May 20, 2009, at 3:00 p.m., at the Company’s corporate offices at 1600 West Merit Parkway, South Jordan, Utah, 84095 (the “Annual Meeting”), for the following purposes:

(1)           To elect two directors of the Company, to serve until the Annual Meeting of the Company’s Shareholders in 2012 and until their respective successors have been duly elected and qualified;

(2)           To consider and vote upon a proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan for the purposes of (i) increasing the number of shares of common stock of the Company authorized for the grant of awards under that plan from 1,500,000 shares to 3,000,000 shares, and (ii) modifying the definition of “Change in Control” to eliminate the discretionary ability of the Company’s Board of Directors to determine that certain non-specified events constitute a Change in Control and to lower the stock transfer threshold for determination of a Change in Control from 50% of the total voting power of the Company’s outstanding securities to 30% of the total voting power of the Company’s outstanding securities;

(3)           To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

(4)           To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 25, 2009 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

IMPORTANT

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible.  Please either sign and return the accompanying card in the postage-paid envelope or instruct us via the Internet as to how you would like your shares voted.  This will ensure representation of your shares at the Annual Meeting if you are unable to attend.  Instructions on how to vote your shares via the Internet are on the proxy card or voting instruction card.

By Order of the Board of Directors,

KENT W. STANGER
April 9, 2009	Chief Financial Officer, Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2009:

This Proxy Statement and the accompanying annual report are available at: www.proxydocs.com/mmsi and www.proxyvote.com

Among other things, this Proxy Statement contains information regarding:

•      Date, time and location of the Annual Meeting;

•      Matters being submitted to the shareholders; and

•      Information concerning voting in person at the Annual Meeting.

METHOD FOR ELECTRONIC VIEWING, PRINTING OF THE PROXY MATERIALS:

The record date for the Annual Meeting is March 25, 2009.  Shareholders of record on the record date will be entitled to notice and to vote, in person or by proxy, at the Annual Meeting and any adjournments or postponements thereof.

The Company has chosen the Internet as a method of providing access to its proxy materials, including its Annual Report, to each shareholder of record in a fast and efficient manner.  This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders.

Accordingly, on April 9, 2009, the Company will begin mailing Notices Regarding Internet Availability of Proxy Materials (the “Notices”), to all shareholders of record as of March 25, 2009, and post its proxy materials on the websites referenced in the Notices (www.proxydocs.com/mmsi and www.proxyvote.com).

As described in the Notices, all shareholders may choose to access the Company’s proxy materials on the websites referred to in the Notices or may request to receive a printed set of the Company’s proxy materials.  In addition, the Notices and websites provide information regarding how shareholders may request to receive proxy materials in printed form by either mail or electronically via e-mail.  This proxy statement contains additional information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

METHODS OF VOTING

Shareholders can vote by proxy by means of the telephone or the Internet, by requesting a printed copy of this Proxy Statement and then voting by mail, or by attending the Annual Meeting and voting in person.  If a Shareholder requests a printed copy of this Proxy Statement, a proxy card (the “Proxy”) will also be mailed to the shareholder.  If a shareholder votes his, her or its proxy by telephone, the Internet or by returning the Proxy to the Company before the Annual Meeting, the individuals designated in the Proxy will vote as the Proxy directs. If a shareholder votes by telephone or over the Internet, the shareholder does not need to return the Proxy.  Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 10:00 a.m., Eastern Time, on May 20, 2009.  If a shareholder holds shares of the Company’s common stock in “street name,” the shareholder must either instruct his, her or its broker or nominee as to how to vote such shares or obtain a Proxy, executed by the broker or nominee, to be able to vote at the Annual Meeting.

•      Voting by Mail.  If a shareholder chooses to vote by mail, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided.  The Proxy must be completed, signed and dated by the shareholder or the shareholder’s authorized representative.

•      Voting by Telephone.  Shareholders can vote by following the instructions included in the Notices and calling toll-free 1-866-390-5395 or 1-866-390-5396. Voice prompts will instruct shareholders to vote their shares and confirm that their vote has been properly recorded.

•      Voting over the Internet.  Registered and beneficial shareholders can vote on the Internet by following the instructions included in the Notices and accessing the Internet at www.proxydocs.com/mmsi or www.proxyvote.com.  As with telephone voting, shareholders can confirm that their votes have been properly recorded.

•      Voting in Person at the Annual Meeting.  If a shareholder plans to attend the Annual Meeting and vote in person, the Company will provide a ballot at the Annual Meeting. If shares are registered directly in a shareholder’s name, the shareholder is considered the shareholder of record and has the right to vote in person at the Annual Meeting. If shares are held in the name of a broker or other nominee, the shareholder is considered the beneficial owner of shares held in street name.  As a beneficial owner, if the shareholder wishes to vote at the Annual Meeting, the shareholder will need to bring to the Annual Meeting a legal proxy from the broker or other nominee authorizing the shareholder to vote those shares.

The Company provides Internet proxy voting to allow shareholders to vote their shares on-line, with procedures designed to ensure the authenticity and correctness of proxy vote instructions. However, please be aware that shareholders must bear any costs associated with their Internet access, such as usage charges from Internet access providers and telephone companies.

If shares are held by a broker or other intermediary, the beneficial shareholder must either instruct the broker or intermediary as to how to vote such shares or obtain a proxy, executed in the shareholder’s favor by the broker or intermediary, to be able to vote such shares at the Annual Meeting in person or by proxy.

If a shareholder receives more than one Notice, the shareholder’s shares are registered in more than one name or are registered in different accounts. Shareholders should follow the voting instructions on each Notice to ensure that all of their shares are voted.

MERIT MEDICAL SYSTEMS, INC.

1600 West Merit Parkway

South Jordan, Utah  84095

PROXY STATEMENT

Annual Meeting of Shareholders

May 20, 2009

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company’s common stock, no par value (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 20, 2009, at 3:00 p.m., at the Company’s corporate offices at 1600 West Merit Parkway, South Jordan, Utah, and at any adjournment or postponement thereof (the “Annual Meeting”).  This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed or made available to shareholders of the Company on or about April 9, 2009.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials, as well as the expense of making this Proxy Statement and accompanying materials available on the Internet.  In addition to the solicitation of proxies by use of the mail and the Internet, the directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies personally or by telephone, electronic mail or facsimile.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by those persons, and the Company will reimburse those brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.  The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $14,500.

VOTING

The Board of Directors has fixed the close of business on March 25, 2009 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”).  As of the Record Date, there were issued and outstanding 27,908,863 shares of Common Stock.  The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies.  If no instructions are indicated, those shares will be voted FOR the election of each of the two director nominees identified in this Proxy Statement, FOR the proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the “2006 Incentive Plan”), FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the  year ending December 31, 2009, and, in the discretion of the proxy holder, as to any other matters that may properly come before the Annual Meeting.  The Company is not currently aware of any other matters to be presented at the Annual Meeting.

A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date by mail, by voting via the Internet, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.  In order to revoke a proxy executed with respect to shares held in street name, the shareholder must contact the appropriate broker or nominee.

Vote Required

A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting.  Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum.  Under the Utah Revised Business Corporations Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal.

Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date.  In the election of directors, shareholders will not be allowed to cumulate their votes.  The two nominees receiving the highest number of votes will be elected.  Approval of the proposal to amend the 2006 Incentive Plan and the proposal to ratify the appointment of Deloitte to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2009 requires that the votes cast in favor of each proposal must exceed the votes cast against the proposal.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors or the proposals to amend the 2006 Incentive Plan and ratify the appointment of the Company’s independent registered public accounting firm.  Any other matter presented for approval by the shareholders at the Annual Meeting will generally be approved if the number of votes cast in favor of a matter exceeds the number of votes cast in opposition.  With respect to any such matter, abstentions and broker non-votes are not likely to affect the outcome of a vote on such matter.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, two directors of the Company are to be elected to serve until the annual meeting of the Company’s shareholders in 2012 and until their successors are duly elected and qualified.  If either of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited by this Proxy Statement will be voted for other persons as may be designated by the Board of Directors.  The two nominees receiving the highest number of votes at the Annual Meeting will be elected.

Classification of Board of Directors

The Company’s Articles of Incorporation, as amended, provide for the classification of the Board of Directors, also known as a “staggered board.”  The directors of the Company are divided into three classes, with the directors in each class serving a three-year term.  The classes are staggered, with the terms of one-third of the directors, as near as possible, expiring at each annual shareholders meeting.  Based upon the existing classification of the Board of Directors, the terms of Fred P. Lampropoulos and Franklin J. Miller, M.D. are scheduled to expire in connection with the Annual Meeting.

Nominees for Re-Election as Directors

Certain information with respect to each director nominee is set forth below.

Fred P. Lampropoulos, 59, has been Chairman of the Board, Chief Executive Officer (“CEO”) and President of the Company since its formation in July 1987.  From 1983 to June 1987, Mr. Lampropoulos was Chairman of the Board and President of Utah Medical Products, Inc.  He has invented and holds more than 100 patents on devices used in the diagnostic and therapeutic treatment of cardiovascular disease.  He serves on several community and advisory boards and has been the recipient of numerous awards, including the 2003 Governor’s Medal for Science and Technology.

Franklin J. Miller, M.D., 68, has been a director of the Company since 2005, and served as a consultant to the Company, assisting in product testing and development, from 1997 through March 2005.  Dr. Miller retired as a Professor of Radiology and Surgery from the University of Utah Department of Radiology in 2005, where he was the Director of

Interventional Radiology from 1976 through 2001.  In January 2002, Dr. Miller was appointed as Clinical Professor of Radiology at the University of California, San Diego, where he began the Hereditary Hemorrhagic Telangiectasia Clinic, one of only eight such clinics in the United States.  Dr. Miller has served on advisory boards to several medical device companies and has been on the editorial and review boards for numerous medical journals.  He is a graduate of Temple University Medical School, and served his resident and fellowship physician training at Johns Hopkins Hospital.

The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees to serve as a director of the Company.

Directors Whose Terms of Office Continue

Rex C. Bean, 79, has been a director of the Company since 1988.  Mr. Bean retired from the U.S. Air Force in 1987 and is principally engaged in the management of private investments.  Mr. Bean’s term as a director expires in 2010.

Richard W. Edelman, 68, has been a director of the Company since 1988.  From 2000 to the present, Mr. Edelman has served as a Managing Director and Senior Vice President of SMH Capital Inc., an investment banking firm (“SMH”).  From 2000 to 2006, he was the Managing Director and Manager of SMH’s Dallas branch.  From 1998 to 2000, he was a Senior Vice President and Branch Manager of Southwest Securities, Inc., a stock brokerage firm headquartered in Dallas, Texas.  From 1996 to 1998, he was Managing Director of Rodman & Renshaw, Inc., a stock brokerage firm.  From 1987 to 1996, he was employed by Southwest Securities, Inc., as a securities analyst and Senior Vice President.  Prior to joining Southwest Securities, Inc., in 1987, Mr. Edelman was a securities analyst and Vice President for Schneider, Bernet and Hickman, a Dallas, Texas securities firm.  Mr. Edelman obtained a Masters of Business Administration degree from Columbia University in 1966.  Mr. Edelman’s term as a director expires in 2010.

James J. Ellis, 75, has been a director of the Company since November 1995.  He has been Managing Partner of Ellis Rosier and Associates, an insurance and investment firm, since 1992.  Mr. Ellis served as General Manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992.  He also serves as a director of Jack Henry & Associates, a publicly-traded company engaged in the sales and service of software for the banking industry.   Mr. Ellis received a Bachelor Degree of Business and Public Administration from the University of Missouri in 1956.  Mr. Ellis’ term as a director expires in 2011.

Kent W. Stanger, 54, has been Chief Financial Officer, Secretary, Treasurer and a director of the Company since 1987.  Prior to joining the Company, Mr. Stanger was the controller for Utah Medical Products, Inc. from 1985 to August 1987.  Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc., and was a practicing certified public accountant from 1979 through 1982 with Hansen, Barnett and Maxwell, a Utah accounting firm.  Mr. Stanger received a Bachelor of Arts degree in accounting from Weber State University in 1978.  Mr. Stanger’s term as a director expires in 2011.

Michael E. Stillabower, M.D., 65, has been a director of the Company since 1996.  Dr. Stillabower has been a physician in private practice in Wilmington, Delaware since 1980.  In 1999, Dr. Stillabower was appointed Director, Cardiovascular Research, of Christiana Care Health Systems.  From 1988 to 1999, he was Chief of Cardiology at the Medical Center of Delaware, where he had held a number of appointments including Director, Coronary Care Unit, from 1984 to 1988.  In May 1995 he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976.  He is an Elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts.  Dr. Stillabower’s term as a director expires in 2010.

CORPORATE GOVERNANCE

Committees of the Board

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.  The Company believes each of the directors serving on the Audit, Compensation and Nominating and Corporate Governance Committees is an independent director for purposes of the Marketplace Rules of The Nasdaq Stock Market, on which the Common Stock is currently quoted, and that each of the directors serving on the Compensation Committee is an “independent director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.  During the year ended December 31, 2008, there were 12 meetings held by the Board of Directors.  No director attended fewer than 75% of the total number of meetings of the Board of Directors and of any committee on which he served.

Audit Committee.  The Audit Committee meets to review and discuss the Company’s accounting practices and procedures with the Company’s management and independent public accountants and to review the quarterly and annual financial statements of the Company.  The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and reporting practices.  The Audit Committee’s primary duties include reviewing the scope and adequacy of the Company’s internal accounting and financial controls; reviewing the independence of the Company’s independent registered public accounting firm; approving the scope of their audit activities; approving the fees of the Company’s independent registered public accounting firm; approving any non-audit related services; reviewing the audit results; reviewing the objectivity and effectiveness of the Company’s internal audit function; and reviewing the Company’s financial reporting activities and the accounting standards and principles followed.

Deloitte currently serves as the Company’s independent registered public accounting firm.  The current members of the Audit Committee are Richard W. Edelman (Chairman), James J. Ellis and Rex C. Bean.  The Board of Directors has determined that Richard W. Edelman, who serves as the Audit Committee Chairman, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and is an “independent director” for purposes of the Marketplace Rules of The Nasdaq Stock Market.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s Internet website, www.merit.com.  The Audit Committee met four times during 2008.

Compensation Committee.  The Compensation Committee is responsible for overseeing, reviewing and approving executive compensation and benefit programs of the Company.  The members of the Compensation Committee are James J. Ellis (Chairman), Rex C. Bean and Franklin J. Miller.  Each of the members of the Compensation Committee is a non-employee director who qualifies as (i) an “independent director” for purposes of the Marketplace Rules of The Nasdaq Stock Market, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code.

The Board of Directors has adopted a Compensation Committee Charter, a copy of which is available on the Company’s Internet website, www.merit.com.  Additional information regarding the functions, procedures and authority of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 7 below.  The Compensation Committee Report appears on page 13 below.  The Compensation Committee met four times during 2008; however, the members of the Compensation Committee met and informally discussed compensation issues affecting the Company at other times as well.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for overseeing the nomination of the Company’s directors.  The Nominating Committee selects, evaluates and recommends to the full Board of Directors qualified candidates for election to the Board of Directors.  The members of the Nominating Committee are Rex C. Bean (Chairman), James J. Ellis, and Michael E. Stillabower, M.D.  The Nominating Committee met once in 2008.  The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, a copy of which is available on the Company’s Internet website, www.merit.com.

Nomination Process

The policy of the Nominating Committee is to consider properly-submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating Committee should submit a recommendation in writing indicating the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director.  This information should be addressed to Rashelle Perry, Chief Legal Officer of the Company, at 1600 West Merit Parkway, South Jordan, Utah 84095.

The Nominating Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board of Directors.  There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs.  Among the factors the Nominating Committee considers are independence, diversity, skills, integrity, policy-making experience, ability to work constructively with the Company’s management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time and awareness of the social, political and economic environment.

The Nominating Committee utilizes a variety of methods for identifying and evaluating director-nominees.  The Nominating Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director.  Candidates may come to the attention of the Nominating Committee through various means, including current directors, professional search firms, shareholder recommendations or other referrals.  Candidates are evaluated at meetings of the Nominating Committee, and may be considered at any point during the year.  All director-nominee recommendations which are properly submitted to the Nominating Committee are aggregated and considered by the Nominating Committee at a meeting prior to the issuance of the proxy statement for the next annual meeting of shareholders.  Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating Committee, which considers the recommended candidate in light of the director qualifications discussed above.  To date, the Nominating Committee has not engaged a professional search firm to assist in identifying qualified candidates for service on the Board of Directors.

Code of Business Conduct and Ethics and Whistleblower Hotline

The Company has adopted a Code of Business Conduct and Ethics applicable to all employees, including its principal executive officer, principal financial officer and principal accounting officer.  The Company’s Code of Business Conduct and Ethics is posted on the Company’s Internet website, www.merit.com.

The Company has established a whistleblower hotline that enables Company employees, vendors, customers, and shareholders, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics.  The Company’s whistleblower hotline is (877) 874-8416 or online at www.silentwhistle.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of the Common Stock and other securities that are derivative of the Common Stock.  Executive officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.  Based solely upon a review of the copies of those forms and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) reports required to be filed by the Company’s officers and directors during the year ended December 31, 2008 were filed.

Shareholder Communication with the Board of Directors

The Board of Directors will receive communications from shareholders.  All communications, except those related to shareholder proposals that are discussed below under the heading “Proposals of Shareholders,” must be sent to the Chairman of the Board of Directors at the Company’s executive offices at 1600 West Merit Parkway, South Jordan, Utah 84095.  Communications submitted to the Board of Directors (other than communications received through the Company’s whistleblower hotline, which are reviewed and addressed by the Audit Committee) are reported to the other directors of the Company at the next regular meeting of the Board of Directors.  All members of the Board of Directors are strongly encouraged to attend the Annual Meetings of Shareholders.  All members of the Board of Directors were present at the 2008 Annual Meeting of the Company’s Shareholders.

EXECUTIVE OFFICERS

In addition to Mr. Lampropoulos and Mr. Stanger, whose biographies are included previously in this Proxy Statement as directors of the Company, certain information is furnished with respect to the following executive officers of the Company:

Martin R. Stephens, 55, joined the Company in 2004 and currently serves as the Company’s Executive Vice President of Sales and Marketing.  Prior to his appointment, Mr. Stephens previously served as the Company’s Executive Vice President of Sales from 2004 to 2009 and as Vice President of Business Development in 2004.  Prior to joining the Company, Mr. Stephens was employed at Zions Utah Bancorporation, Salt Lake City, Utah, where he has served Vice President of Sales from 1989 to 2003.  From 1988 to 2004, Mr. Stephens served as an elected Representative in the Utah House of Representatives and served as Speaker of the House from 1998 to 2004.  Mr. Stephens earned a Bachelor of Business Administration from Weber State University.

Arlin D. Nelson, 68, joined the Company in 1988 and currently serves as the Company’s Chief Operating Officer.  Prior to his appointment as Chief Operating Officer, Mr. Nelson worked for the Company as a Vice President of the Company’s Research and Development Department from 2004 to 2006 and as Manufacturing and Research & Development Engineer from 1988 to 2004.  Prior to joining the Company, Mr. Nelson served as the Vice President of Operations of Intermountain Packing, Inc. from 1985 to 1987 and served as Co-Founder and Vice President of Operations of Willow Technology, Inc. from 1979 to 1984.

Rashelle Perry, 43, joined the Company in 2001, and currently serves as the Company’s Chief Legal Officer.  Prior to joining the Company, Ms. Perry served as General Counsel for Promedix.com, Salt Lake City, Utah and Corporate Counsel for Unishippers Association, Inc., Salt Lake City, Utah.  Ms. Perry also worked for Novel, Inc. in Orem, Utah and for the law firm of Parsons, Davies, Kinghorn and Peters in LLC, Salt Lake City, Utah.  Ms. Perry earned an Honors Bachelor of Arts from the University of Utah in 1989 and a Juris Doctorate from the University of Utah in 1992.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide information regarding the Company’s philosophy and objectives underlying its compensation policies, the processes the Company follows in setting compensation, and the components of compensation that the Company utilizes in compensating its senior executive officers.  This discussion is focused on the Company’s named executive officers (“NEOs”) listed in the Summary Compensation Table and other compensation tables beginning on page 14, which should be read in conjunction with this discussion.

Executive Summary

Under the oversight of the Compensation Committee of the Board of Directors (the “Committee”), the Company’s compensation philosophy is to offer compensation programs to the NEOs that:

•                  Focus executives on achieving or exceeding measurable performance targets;

•                  Encourage continuation of the Company’s entrepreneurial spirit;

•                  Attract and retain highly-qualified and motivated executives;

•                  Promote the Company’s guiding principles for adherence to a high ethical environment, as well as health and safety standards; and

•                  Align compensation with shareholder value.

In meeting these objectives, the Committee strives to align the interests of management and shareholders and maximize shareholder value.

The compensation programs specific to the NEOs are overseen by the Committee. In pursuit of the Company’s compensation philosophy and objectives, the Committee believes that the compensation packages provided to the NEOs should include both cash and equity-based compensation, generally in the form of stock options.  Base pay and benefits are set at levels considered necessary to attract and retain qualified and effective executives.  Variable incentive pay is used to align the compensation of the NEOs with the Company’s short-term business and performance objectives, such as income and overall financial performance.  Equity awards are used to retain key employees and to motivate executives to create long-term shareholder value.

Process for Establishing Compensation

Procedure.  The Committee has oversight responsibility for establishing the Company’s compensation practices for the Company’s CEO and the other NEOs.  Performance reviews of the Company’s CEO are based on the Company’s performance that year, compared with the Company’s performance objectives.  Performance reviews of other NEOs are based on the CEO’s evaluation of individual performance, as well as Company performance for that year.  With respect to the compensation levels for the other NEOs, the Committee considers input and recommendations from the CEO.  While the CEO makes recommendations concerning salary adjustments, cash bonus programs or award amounts for the other NEOs, the Committee maintains the ability to modify those recommendations.

Role of Consultants.  With respect to the year ended December 31, 2008, the Committee obtained assistance from an independent compensation consulting firm to review the Company’s compensation program for the NEOs and to advise the Committee as to the prospective implementation of new programs, modification of existing programs, and appropriate compensation levels for our NEOs.  The Committee engaged Hay Group, Inc., a global human resources consulting firm, (“Hay Group”) to serve as its independent advisor and compensation consultant.  The Chairman of the Committee worked directly with Hay Group to determine the scope of the work to be provided to assist the Committee in its decision-making processes.  The engagement included provision of benchmark comparative data for the NEOs with respect to base salaries, annual cash bonuses, long-term incentives, and equity incentives, as well as review of current employment arrangements, incentive plan designs and comparative data regarding severance, change in control, benefits and perquisites.  At the direction of the Committee, Hay Group also met with management to gain a better understanding of the Company’s past compensation policies and practices and to facilitate development of new approaches to executive compensation.  Hay Group provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs.

Benchmarking.  In evaluating compensation of the NEOs for the year ended December 31, 2008, the Committee took into account executive compensation data which it believed was representative of executive compensation paid in the medical products industry, primarily by reviewing public disclosure of other public companies, as filed with the U.S. Securities and Exchange Commission.  The Committee also considered, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at comparable companies, the awards given to the NEOs in past years, the Company’s performance targets for the year ended December 31, 2008, and other factors considered relevant by the Committee.  Initially, the Committee considered increasing some elements of the 2008 NEO compensation packages to what it viewed as the “median level” of compensation packages for similarly-titled executive officers of other medical device or medical products industries with annual revenues, size and other factors similar to those of the Company. Upon further review and after further discussions with the CEO regarding revenue targets, the Committee adopted a more conservative approach to the NEO compensation packages, and, in an effort to increase shareholder return, decided not to implement those compensation increases.

For 2008, the Hay Group presented, and the Committee analyzed, executive officer compensation data for the following benchmark companies (the “Compensation Peer Group”), which the Committee believes are generally comparable to the Company, and which the Committee believes are seeking to attract and retain senior executives with backgrounds and experience which are comparable with the qualifications of the Company’s senior executive officers.

Align Technology Inc	Haemonetics Corp	Neogen Corp
Angiodynamics Inc	ICU Medical Inc	NPS Pharmaceuticals Inc
Arrow International Inc	Immucor Inc	Nutraceutical International Corp
Atrion Corp	Inverness Medical Innovations Inc	Orasure Technologies Inc
Cantel Medical Corp	Kensey Nash Corp	Polymedica Corp
Conceptus Inc	Lifecore Biomedical Inc	Regeneration Technologies Inc
Conmed Corp	Medical Action Industries Inc	Sonosite Inc
Cooper Companies Inc	Memry Corp	Staar Surgical Co
Cynosure Inc	Microtek Medical Holdings, Inc	Theragenics Corp.
Datascope Corp	Myriad Genetics Inc	Utah Medical Products Inc.
DJO Inc	National Dentex Corp	West Pharmaceutical Services Inc

At the end of 2008, Arrow International Inc., DJO Inc. and Microtek Medical Holdings, Inc. were no longer considered peer companies for benchmarking purposes, due to mergers or the suspension of public trading in their capital stock.

While the Committee evaluated the executive compensation levels at Compensation Peer Group companies, the Committee compensation decisions with regard to the NEOs for 2008 were based on objective and subjective evaluations of the individual NEOs, with some reference to comparative data, but without any specific comparative targets.

Other Considerations.  As in past years, for the year ended December 31, 2008, the Committee also relied on its experience and judgment in making executive compensation decisions after reviewing the performance of the Company for 2008 and evaluating the NEO’s performance and responsibilities with the Company and current compensation arrangements.  The compensation program for the NEOs and the Committee assessment process have been designed to be flexible in an effort to respond to the evolving business environment and individual circumstances relative to individual performance, and internal equity for compensation levels among the Company’s executives.

The Company’s executive compensation program is divided into two general categories, fixed and variable pay.  Fixed pay consists of base salary and provides the NEOs with a level of assured cash compensation appropriate for their positions within the Company.  Variable pay includes annual cash bonus awards and annual performance-based equity awards, each as explained in more detail below.  The Committee believes that a portion of total compensation should be at-risk to the NEOs and tied to the Company’s achievement of its performance goals.

Generally, at the beginning of each year, the Company’s CEO identifies performance goals which are intended to align the efforts of the Company’s executives, including the NEOs, with the Company’s achievement of its strategic business plan.  The CEO then reviews those performance goals with the Committee.  Those goals then become targets for the variable pay component of the Company’s executive compensation program.  Because the performance goals are generally established at the beginning of each year and market conditions fluctuate throughout the year, the performance goals may not correspond to subsequent annual earnings estimates released by the Company.

Pay Mix

The allocation between cash, non-cash, short-term and long-term incentive compensation is influenced by the practices of subjective and objective analysis conducted by the Committee and the Company’s CEO, including their review of the compensation practices disclosed by the Compensation Peer Group, and reflects the Committee’s determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives.  Actual cash and equity incentive awards are set as a result of the performance of the Company or the individual NEO, depending on the position of the NEO, the type of award and the Company’s performance, compared to established goals.  For 2008, the elements of the compensation mix for the NEOs included:

•                  Base salary, which is designed to attract and retain executives over time;

•                  Annual cash incentive bonus compensation, which is designed to focus on business objectives established by the Committee and CEO for a particular year;

•                  Long-term incentive compensation, consisting primarily of stock options, which is designed to focus executives on the long-term success of the Company as reflected in increases in the market price of the Common Stock;

•                  Broad-based employee retirement, welfare and fringe benefits programs, and other personal benefits; and

•                  Executive deferred compensation and post-retirement medical benefits.

Fixed Compensation

Base Salary

The Committee does not use a specific formula for evaluating individual performance of the NEOs.  Instead, the performance of the NEOs other than the Company’s CEO is assessed by the CEO based upon each NEO’s contributions to the Company’s business success.  The performance of the Company’s CEO is assessed by the Committee in formal and informal meetings with the CEO, as well as executive sessions conducted by the Committee.  The criteria used in evaluating individual NEO performance, including that of the CEO, vary depending on the executive’s function, but generally include:

•                  Leadership inside and outside the Company;

•                  Advancing the Company’s interests with customers, vendors and in other strategic business relationships;

•                  Product quality and development;

•                  Advancement in skills and responsibility; and

•                  The Company’s financial results.

The Committee analyzes each NEO’s base salary in light of individual performance and may evaluate the median salary range paid by the Compensation Peer Group.  Although the Committee believes that competitive base salaries are necessary to attract and retain a highly qualified and effective executive team, it also believes that a portion of executive compensation should be based on performance.  Based on the Committee’s evaluation, the Committee approved the NEO base salaries for the year ended December 31, 2008 which are reflected in the Summary Compensation Table set forth on page 14 below.

In February 2009, the Committee reviewed the performance of the Company and the NEOs, which included the criteria described above, and established the following base salary amounts for the NEOs for the year ending December 31, 2009: Fred P. Lampropoulos, $460,000; Martin R. Stephens, $350,000; Kent W. Stanger $255,000; Arlin D. Nelson, $200,000; and Rashelle Perry 200,000.

Broad-Based Benefits Programs

The Company offers certain broad-based benefits programs, including benefits such as health, dental, disability and life insurance, health care reimbursement accounts, paid vacation time and discretionary Company contributions to a 401(k) profit sharing plan.  Benefits are provided to the Company’s executives in accordance with practices within the marketplace.  The Committee believes such benefits are a necessary element of compensation in attracting and retaining employees.  In addition, the NEOs receive limited perquisites in order to achieve a competitive pay package as detailed in the Summary Compensation Table.

Deferred Compensation Plan and Early Retiree Program

The Company provides a non-qualified deferred compensation plan for the benefit of certain of its highly-compensated management employees, including the NEOs.  Under the non-qualified deferred compensation plan, eligible executives may elect in advance of each calendar year to defer up to 100% of their cash salary and bonus compensation earned with respect to such year.  Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational and self-directed investment options offered under the plan.  In its discretion, the Company can credit each eligible participant’s account under the deferred compensation plan with an employer matching contribution; however, the Company has never made such a matching contribution.  Participant account balances under the deferred compensation plan are fully-vested and will be paid by the Company to each participant upon retirement or separation from employment, or on other specified dates, in a lump sum or in installments according to a schedule elected in advance by the participant.

Effective in 2007, the Company also adopted an early retiree program allowing certain Company executive employees, including the NEOs, to continue to purchase health benefits through the Company at the rate available to current Company employees plus ten percent (the “Early Retiree Program”).  The Early Retiree Program applies only to retirees who serve as vice presidents of the Company (or in a higher ranking position) at the time of their retirement.  In order to participate in the Early Retiree Program, executive retirees must meet specific criteria, such as having a minimum of ten years of service with the Company, being at least 45 years old at the time of their retirement, and having participated in the Company-sponsored medical plan for a minimum of two years prior to retirement date.  Retiree coverage ceases when the participant elects any other group health insurance coverage or when the participant becomes eligible for Medicare.

The Company and its subsidiaries do not maintain any other executive pension or retirement plans for the NEOs.

Variable Compensation

In general, the Company’s variable compensation programs are designed to align the interests of the Company’s executive officers, including the NEOs, with the Company’s operating and financial results.

Annual Incentive Cash Bonuses

It is the Company’s general practice to provide NEOs with the opportunity to earn annual incentive cash bonus compensation under programs that reward attainment of key Company objectives.  The objectives that underlie the Company’s annual incentive compensation programs may vary between years and between the NEOs, but generally include objectives that reward attainment of targeted sales and earnings levels.  In setting the bonus amounts that a NEO is eligible to earn for achieving specified objectives, the Committee and the Company’s CEO review bonus and total cash compensation levels at or near the median of the Compensation Peer Group and published survey data.  Bonus opportunities for achieving objectives are generally established for each NEO based on job scope and contribution.  Executives have the opportunity to earn discretionary bonuses for extraordinary performance, as determined by the Committee and/or the CEO.

The decision as to whether to provide an annual incentive cash bonus program to NEOs for any year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the CEO and the Committee and reflect their assessment of general and industry specific conditions existing during the applicable period.  The Committee and/or the CEO may also exercise discretion based on their assessment of the NEO’s contribution and accountability for the objectives that are the subject of the bonus and any other factors the Committee and/or the CEO considers relevant.

For 2008, the Company’s CEO and the Committee set internal company goals the achievement of which enabled the NEOs to earn a cash bonus under the Company’s incentive bonus program.  For 2008, the NEOs, other than Marty Stephens, were eligible to receive an incentive bonus if the Company achieved aggregate goals established by the Committee in the following categories: sales, gross margins, profits, inventory reduction and cost savings.  Mr. Stephens was eligible to receive his targeted level of incentive bonus if the divisions over which he had supervision achieved certain targeted sales levels for 2008.  The Committee believes that the 2008 annual cash bonus opportunities were highly effective motivators for management employees and were instrumental in influencing Company performance in 2008.  Because the Company materially exceeded the targeted levels of sales, gross margins, profits and cost reduction for 2008, the NEOs (other than Mr. Stephens) earned the full amount of their targeted incentive bonuses for 2008 notwithstanding the Company’s failure to meet its inventory reduction goal.  Likewise, Mr. Stephens earned the full amount of his targeted incentive bonus for 2008 based on the sales revenue from the divisions over which he had oversight.  Incentive bonus amounts earned by the NEOs for 2008 are reported under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table that appears on page 14 below.

Performance Bonuses

In addition to the cash bonus opportunities under the incentive cash bonus program described above, the CEO or Committee (for the CEO himself) may choose to reward extraordinary performance and achievements by awarding discretionary bonuses to the NEOs and other executives from time to time that are not part of the annual incentive plan or any other plan.  With respect to the NEOs, any discretionary bonuses awarded based on exceptional performance rather than pre-determined performance criteria during 2008 are reported under the heading “Bonus” in column (d) of the Summary Compensation Table that appears on page 14 below.  There is no expectation that all NEOs will receive discretionary performance bonuses in any particular year, and the criteria for such bonuses are not established in advance.  For the year ended December 31, 2008, based upon its review of the Company’s performance and Mr. Lampropoulos’ leadership in achieving that performance, the Committee awarded to Mr. Lampropoulos a discretionary performance bonus in the amount of $97,500.  The Company did not pay any other discretionary performance bonuses during 2008.

Long-Term Incentive Compensation

Long-term equity awards, in the form of stock options, have been granted at the Committee’s discretion to the NEOs annually in an effort to provide long-term performance-based compensation, to encourage the NEOs to continue their engagement with the Company throughout the vesting periods and to align management and shareholder interests.  In making awards under the 2006 Incentive Plan, the Committee considers grant size, the appropriate combination of equity-based awards, the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of SFAS 123(R), and the corresponding compensation value used by the Company in determining the amount of the awards (which may vary from the SFAS 123(R) expense).  The amount of long-term equity awards granted to the NEOs is generally based upon the Committee’s assessment of each NEO’s expected future contributions to the Company.  The Company generally grants long-term equity awards at the regularly scheduled Compensation Committee meeting held in May or December of each year, but may vary the date of grant from year to year.  As reported in the Grants of Plan-Based Awards table set forth on page 16 below, each NEO received stock option grants in 2008: Fred P. Lampropoulos received options for 55,000 shares; Kent W. Stanger received options for 35,000 shares; Martin R. Stephens received options for 20,000 shares; Arlin D. Nelson received options for 25,000 shares; and Rashelle Perry received options for 20,000 shares.

Options under the 2006 Incentive Plan have been granted to NEOs with an exercise price equal to the closing price per share on the date of grant, (or if the market was closed on that date, with the most immediately available recent closing price), and have historically vested on an immediate, three-year, or five-year pro-rated basis.  The 2006 Incentive Plan allows for a minimum three-year vesting schedule, although vesting of options may accelerate upon a change in control of the Company.  The Company has not granted options with an exercise price below 100% of the trading price of the underlying shares of Common Stock on the date of grant or granted options that are priced on a date other than the grant date (unless granted on a Saturday or day when the market is closed).  Stock options only have a value to the extent the value of the underlying shares of Common Stock on the exercise date exceeds the exercise price.  Accordingly, stock options provide compensation to the NEOs only if the underlying share price increases over the option term.

Other

Employment Agreements

The Committee has determined that executive employment agreements are a necessary component of the Company’s compensation package in order to provide competitive compensation arrangements, particularly because such agreements are standard in the Company’s industry.  Moreover, the Committee believes that the change in control provisions within the agreements help to attract and retain the Company’s NEOs by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination.

On December 31, 2008, the Company entered into amended and restated employment agreements (collectively, the “Employment Agreements”) with each of the NEOs updating and superseding their prior employment agreements.  The new Employment Agreements continue the “at will” employment status of the NEOs and do not alter their base salaries or entitlement to bonuses, long-term equity compensation, employee benefit plan coverage or perquisites.  Rather, the new Employment Agreements were entered into principally to bring the agreements into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to severance pay, to provide that any severance benefits payable on account of a separation from service other than in connection with a “Change in Control” (as defined in the Employment Agreements) are at the sole discretion of the Company, and to provide gross-up payments to the NEOs in the event that their severance payments following a Change in Control are subject to federal excise taxes under Section 4999 of the Code.  Additional information regarding the level of severance payable in connection with a Change in Control is set forth on page 21 below.

The initial rates of annual base salaries set forth in the Employment Agreements are $460,000 for Mr. Lampropoulos; $230,000 for Mr. Stanger; $350,000 for Mr. Stephens; $200,000 for Mr. Nelson; and $175,000 for Ms. Perry.  The amount of the base salary payable to each NEO is subject to change based on salary increases subsequent to December 31, 2008, and review by the Compensation Committee on an annual basis.

In addition to an annual base salary payable by the Company to the NEOs, the Employment Agreements also provide that the NEOs shall receive an annual cash bonus in an amount to be determined in the sole discretion of the Board of Directors (which has delegated that authority to the Compensation Committee); provided, however, for fiscal years ending after a Change in Control, the annual bonus must be at least equal to an NEO’s average annual cash bonus for the last three full fiscal years ending prior to the Change in Control.  The NEOs (and to the extent applicable, their spouses and eligible dependants) are eligible to participate in all incentive, savings and retirement, medical insurance, prescription insurance, dental insurance, term life insurance, long-term disability insurance and other employee benefit plans, policies or arrangements maintained by the Company for its employees generally and, at the discretion of the Compensation Committee, in incentive stock option and other benefit plans maintained by the Company for Company executives.  The Employment Agreements also provide for certain fringe benefits, paid vacation, the furnishing of office and support staff and the reimbursement of business expenses incurred by the NEOs, all in accordance with the Company’s established policies.

The terms of the Employment Agreements reflect in part the concern of the Compensation Committee that any future threatened or actual change in control of the Company, such as an acquisition or merger, could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives.  The change in control provisions in the Employment Agreements are intended to provide a measure of incentive and security to the executives through the resolution of the threat or through a change in control.  The Committee believes that such agreements should not include provisions that would obligate a potential acquirer of the Company to make large payouts to the NEOs simply because a change in control has occurred.  Because of this concern, the occurrence of a change in control event alone will not trigger any payment obligations to the NEOs under their respective Employment Agreements.  Additional change in control payment obligations under the Employment Agreements only arise in the event the NEO’s employment is terminated without “Cause” in connection with the change in control or the NEO resigns “for Good Reason” (as defined in the Employment Agreements) in connection with a change in control.  Thus, the Compensation Committee regards the employment agreements as “double trigger” change in control agreements.  Details of these agreements are provided below.

Tax Deductibility and Executive Compensation

Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to the company’s CEO during a tax year or to any of the company’s three other most highly compensated executive officers who are still employed at the end of the tax year.  The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company’s shareholders).

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).  In certain situations, the Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.  No NEO’s compensation in 2008 exceeded the $1 million deduction limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee establishes and oversees the design and function of the Company’s executive compensation program.  The undersigned members of the Compensation Committee of the Board of Directors have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2009 Annual Meeting.

COMPENSATION COMMITTEE

James J. Ellis, Chairman Rex C. Bean Dr. Franklin J. Miller

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table for 2008

The following Summary Compensation Table summarizes the total compensation paid to or earned by each of the NEOs for the years indicated.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
					Non-Equity
					Incentive
				Option	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation		Total
Name and Position	Year	($) (1)	($) (2)	($) (3)	($) (2)	($)		($)
Fred P. Lampropoulos	2008	458,730	97,500	140,922	210,000	17,692	(4)	924,844
Chairman of the Board,	2007	458,000	50	135,769	200,000	50,544	(4) (5)	844,363
Chief Executive Officer and President	2006	456,400	300	162,551	200,000	18,904	(4) (5)	838,155

Kent W. Stanger	2008	228,730	21,000	98,426	80,000	1,503	(7)	429,659
Chief Financial Officer,	2007	228,000	11,000	85,693	60,000	5,124	(5) (7)	389,817
Secretary, Treasurer and Director	2006	226,000	150	89,189	60,000	15,165	(4) (5) (7)	390,504

Martin R. Stephens	2008	350,000	—	37,414	100,000	15,096	(4) (7)	502,510
Executive Vice President of Sales	2007	308,654	—	16,815	—	5,245	(5) (7)	330,714
	2006	248,077	5,100	7,706	100,000	7,266	(5) (6) (7)	368,149

Arlin D. Nelson	2008	200,000	20,000	40,794	80,000	17,308	(4)	358,102
Chief Operating Officer	2007	200,000	20,000	21,420	42,500	7,692	(4)	291,612
	2006	175,962	—	18,340	40,000	17,404	(4) (7)	251,706

Rashelle Perry	2008	181,000	17,500	27,160	60,000	—		285,660
Chief Legal Officer	2007	163,822	22,000	25,038	45,000	2,342	(5)	258,202

(1)          In the case of Mr. Lampropoulos, the salary figures shown include directors’ fees for 2007 in the amount of $28,000 and directors’ fees for 2006 in the amount of $26,400.  In the case of Mr. Stanger, the salary figures shown include directors’ fees for 2007 in the amount of $28,000 and directors’ fees for 2006 in the amount of $26,000.  No directors’ fees were paid to Mr. Lampropoulos or Mr. Stanger in 2008.

(2)          Bonus amounts in column (d) represent discretionary bonuses not based upon pre-determined performance criteria.  Incentive bonuses under the Company’s performance-based annual bonus plan for based on pre-established performance criteria appear in column (f) under the heading “Non-Equity Incentive Plan Compensation.”

(3)          The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008, December 31, 2007 and December 31, 2006, as applicable, in accordance with SFAS 123(R) of awards of stock options granted pursuant to the Company’s long-term incentive plans, and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006.  Assumptions used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the years ended December 31, 2008, December 31, 2007 and December 31, 2006, which financial statements are included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009, March 12, 2008 and March 15, 2007, respectively.

(4)          Amounts includes vacation benefits paid to the NEOs in cash in lieu of benefits: (i) for 2008, in the amount of $17,692 for Mr. Lampropoulos, $13,462 for Mr. Stephens and $17,308 for Mr. Nelson; (ii) for 2007, in the amount of $45,481 for Mr. Lampropoulos, $7,692 for Mr. Nelson; and (iii) for 2006, in the amount of $13,954 for Mr. Lampropoulos, $7,692 for Mr. Stanger, and $15,144 for Mr. Nelson.

(5)          Amounts shown also include matching contributions made by the Company for the benefit of the NEOs to the Company’s 401(k) Plan in the following amounts: (i) for the year ended December 31, 2007: Mr. Lampropoulos $5,063; Mr. Stanger $3,760; Mr. Stephens $4,030; and Ms. Perry $2,342 and (ii) for the year ended December 31, 2006: Mr. Lampropoulos $4,950; Mr. Stanger $4,950; and Mr. Stephens $4,950.   The NEOs received no matching contributions under the Company’s 401(k) Plan for 2008.

(6)          Includes income from the Merit Medical Systems, Inc. Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 2006 for Mr. Stephens in the amount of $265.

(7)          Amounts shown also reflect the incremental travel expenses incurred by the Company for spouses of the following NEOs who attended the Company’s off-site President’s Award recognition event:  (i) for 2008, Mr. Stanger in the amount of $1,503 and Mr. Stephens in the amount of $1,634; (ii) for 2007, Mr. Stanger in the amount of $1,364 and Mr. Stephens in the amount of $1,215; and (iii) for 2006, Mr. Stanger in the amount of $2,523, Mr. Stephens in the amount of $2,051 and Mr. Nelson in the amount of $2,260.

Grants of Plan-Based Awards for 2008

                The following table sets forth information concerning non-equity based and equity-based plan awards granted to the NEOs during the year ended December 31, 2008.

(a)	(b)	(c)	(d)	(e)	(f)
		Estimated Possible	All Other	Exercise
		Payouts Under	Option Awards:	Price of	Grant Date
		Non-Equity Incentive	Number of Securities	Option	Fair Value
	Grant	Plan Awards	Underlying Options	Awards	of Option
Name Granted	Date	Target ($) (1)	Granted (#) (2)	($/sh) (3)	Awards ($) (4)

Fred P. Lampropoulos	N/A	$210,000
	5/21/2008		55,000	14.41	281,540

Kent W. Stanger	N/A	$80,000
	5/21/2008		35,000	14.41	179,162

Martin R. Stephens	N/A	$100,000
	5/21/2008		20,000	14.41	102,378

Arlin D. Nelson	N/A	$80,000
	5/21/2008		25,000	14.41	127,973

Rashelle Perry	N/A	$60,000
	5/21/2008		20,000	14.41	102,378

(1)          Listed amounts reflect possible incentive performance bonuses earned in 2008.  Performance based bonuses earned for 2008 are listed in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table set forth on page 14.

(2)          Stock options vest at the rate of 20% per year over five years on the first through fifth anniversaries of the date of grant.

(3)          The exercise price per share under each stock option is the market closing price on the date of grant.

(4)          Column (f) shows the fair value of the options as computed under SFAS 123(R). Generally, the Company expenses these amounts in its financial statements over the term of the award’s vesting schedule. Assumptions used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the year ended December 31, 2008 and are included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

Outstanding Equity Awards at Year-End 2008

The following table provides information on the holdings of stock options and other stock awards by the NEOs as of December 31, 2008.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
	Grant	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration
Name	Date	Exercisable	Unexercisable (1)	Price ($)	Date
Fred P. Lampropoulos	2/12/2001	111,111		2.07	2/12/2011
	5/23/2001	27,777		2.85	5/23/2011
	12/8/2001	88,889		7.61	12/8/2011
	5/23/2002	17,777		9.56	5/23/2012
	2/6/2003	71,111		9.74	2/6/2013
	5/22/2003	26,667		10.47	5/22/2013
	12/13/2003	43,000		21.67	12/13/2013
	6/10/2004	27,000		13.81	6/10/2014
	12/18/2004	40,000		15.03	12/18/2014
	5/25/2005	15,000		14.26	5/25/2015
	7/15/2005	75,000		17.99	7/15/2015
	12/28/2005	40,000		12.14	12/28/2015
	5/25/2006	10,050	4,950	11.52	5/25/2013
	6/27/2007	11,000	44,000	12.13	6/27/2014
	5/21/2008		55,000	14.41	5/21/2015
Kent W. Stanger	2/12/2001	55,556		2.07	2/12/2011
	5/23/2001	27,777		2.85	5/23/2011
	12/8/2001	44,444		7.61	12/8/2011
	5/23/2002	17,777		9.56	5/23/2012
	2/6/2003	35,556		9.74	2/6/2013
	5/22/2003	26,667		10.47	5/22/2013
	12/13/2003	29,000		21.67	12/13/2013
	6/10/2004	21,000		13.81	6/10/2014
	12/18/2004	20,000		15.03	12/18/2014
	5/25/2005	15,000		14.26	5/25/2015
	12/28/2005	20,000		12.14	12/28/2015
	5/25/2006	10,050	4,950	11.52	5/25/2013
	6/27/2007	7,000	28,000	12.13	6/27/2014
	5/21/2008		35,000	14.41	5/21/2015
Martin R. Stephens	7/14/2004	4,000	1,000	14.48	7/14/2014
	12/18/2004	20,000		15.03	12/18/2014
	12/28/2005	20,000		12.14	12/28/2015
	6/27/2007	3,000	12,000	12.13	6/27/2014
	5/21/2008		20,000	14.41	5/21/2015
Arlin D. Nelson	2/12/2001	8,335		2.07	2/12/2011
	12/8/2001	8,890		7.61	12/8/2011
	2/6/2003	8,889		9.74	2/6/2013
	12/13/2003	3,500		21.67	12/13/2013
	6/10/2004	1,500		13.81	6/10/2014
	12/18/2004	10,000		15.03	12/18/2014
	12/28/2005	10,000		12.14	12/28/2015
	6/27/2007	4,000	16,000	12.13	6/27/2014
	5/21/2008		25,000	14.41	5/21/2015
Rashelle Perry	12/8/2001	5,292		7.61	12/8/2011
	2/6/2003	17,777		9.74	2/6/2013
	12/13/2003	7,000		21.67	12/13/2013
	6/10/2004	3,000		13.81	6/10/2014
	12/18/2004	10,000		15.03	12/18/2014
	12/28/2005	10,000		12.14	12/28/2015
	6/27/2007	2,000	8,000	12.13	6/27/2014
	5/21/2008		20,000	14.41	5/21/2015

(1)          Unvested options vest as follows: (i) Mr. Lampropoulos’ option dated 5/25/2006 vests as to 4,950 shares on 5/25/2009, his option dated 6/27/2007 vests as to 20% on June 27 each year for five years commencing 6/27/2008 and his option dated 5/21/2008 vests as to 20% on May 21 each year for five years commencing 5/21/2009; (ii) Mr. Stanger’s option dated 5/25/2006 vests as to 4,950 shares on 5/25/2009, his option dated 6/27/2007 vests as to 20% on June  27 of each year for five years commencing 6/27/2008 and his option dated 5/21/2008 vests as to 20% on May 21 each year for five years commencing 5/21/2009; (iii) Mr. Stephens’ option dated 7/14/2004 vests as to 1,000 shares on 7/14/2009, his option dated 6/27/2007 vests as to 20% on June 27 of each year for five years commencing 6/27/2008 and his option dated 5/21/2008 vests as to 20% on May 21 each year for five years commencing 5/21/2009; (iv) Mr. Nelson’s option dated 6/27/2008 vests as to 20% on June 27 of each year for five years commencing 6/27/2008 and his option dated 5/21/2008 vests as to 20% on May 21 each year for five years commencing 5/21/2009; and (v) Ms. Perry’s option dated 6/27/2007 vests as to 20% on June 27 of each year for five years commencing 6/27/2008 and her option dated 5/21/2008 vests as to 20% on May 21 each year for five years commencing 5/21/2009.

Option Exercises and Stock Vested in 2008

                The following table provides information regarding stock options exercised by the NEOs during the year ended December 31, 2008.

Number
	of Shares	Value
	Acquired on	Realized on
Name Granted	Exercise	Exercise (1)

Rashelle Perry	29,155	$410,191

(1)          The reported value for this column is determined by multiplying the number of option shares, times the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

Nonqualified Deferred Compensation for 2008

Pursuant to the Merit Medical Systems, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), NEOs may elect prior to the beginning of each calendar year to defer the receipt of base salary and bonuses earned for the ensuing calendar year.  Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the Deferred Compensation Plan.  The NEO’s accounts under the Deferred Compensation Plan may also be credited with a discretionary employer matching contribution, although no such discretionary contribution was made for 2008 or any other time since the Deferred Compensation Plan’s inception.  Participant account balances under the Deferred Compensation Plan are fully-vested and will be paid by the Company to each NEO upon retirement or separation from employment, or on other specified dates certain, in a lump sum form or in installments according to a schedule elected in advance by the participant.

The following table sets forth certain information regarding the account balances and amounts credited under the Deferred Compensation Plan in 2008 with respect to the NEOs.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year $ (1)	Registrant Contributions in Last Fiscal Year $	Aggregate Earnings in Last Fiscal Year $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last Fiscal Year’s End $
Fred Lampropoulos	—	—	—	—	—
Kent W. Stanger	—	—	(49,040)	—	72,626
Martin R. Stephens	45,050	—	(32,541)	—	67,167
Arlin D. Nelson	—	—	—	—	—
Rashelle Perry	78,895	—	(68,276)	—	184,869

(1)          These amounts are also reflected in the Summary Compensation Table for the year ended December 31, 2008 as “Salary”.

The table below shows the funds available for notational investment under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008.  These notational investments were generally the same as the mutual fund investment options offered in 2008 under the Company’s 401(k) Plan:

Name of Fund	Rate of Return
PIMCO VIT Total Return Admin	4.84%
Nationwide NVIT Money Market V	2.14%
PIMCO VIT Real Return Admin	-7.00%
Model Portfolio - Income with Growth	-11.29%
Model Portfolio - Balanced Conservative	-19.76%
Model Portfolio - Balanced Moderate	-26.55%
Royce Capital Small Cap	-27.18%
Model Portfolio - Balanced Growth	-32.31%
T. Rowe Price Equity Income II	-36.26%
Vanguard VIF Equity Index	-36.93%
Goldman Sachs VIT Mid Cap Value	-37.05%
Vanguard VIF Small Company Growth	-39.47%
T. Rowe Price Mid Cap Growth II	-39.94%
Model Portfolio - Global Growth	-40.31%
American Fund IS International 2	-42.12%
American Funds IS Growth 2	-43.97%
Van Eck Worldwide Hard Assets	-46.12%
William Bernstein VPS International Value A	-53.18%

Potential Payments Upon Termination or Change in Control

Employment Agreements.   On December 31, 2008, the Company entered into, amended and restated Employment Agreements (the “Employment Agreements”) with each of the NEOs as described in the Compensation Discussion and Analysis commencing on page 7 above.  The Employment Agreements provide payments and benefits in the event of termination of employment under certain circumstances, including in connection with a change in control as follows:

(a)           Other Than in Connection with a Change in Control.  If an Executive’s employment with the Company is terminated for any reason, voluntarily or involuntarily, with or without “Cause” (as defined below), other than “in Connection with a Change in Control” (as defined below), the Company is obligated to pay the Executive a lump sum cash payment equal to his or her accrued and unpaid base salary and any accrued vacation pay earned but not yet paid through the date of termination, to the extent not already paid, plus a lump sum cash payment equal to the Executive’s accrued annual bonus earned for the Company’s last fiscal year ending immediately prior to the Executive’s date of termination, to the extent not already paid (the sum of such payments hereinafter referred to as the “Accrued Obligations”).  Any further severance benefit is solely at the discretion of the Company.  A termination is deemed to be “in Connection with a Change in Control” if it occurs on or within two years after the date of a Change in Control or, in the case of involuntary termination without Cause, within six months prior to a Change in Control and in anticipation of the Change in Control.  A “Change in Control” means: (i) the acquisition in one or more integrated transactions by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) individuals who as of December 31, 2008 constitute the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to December 31, 2008 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions set forth in the Employment Agreements; and (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b)           For Good Reason or Without Cause in Connection with a Change in Control.  If an NEO’s employment with the Company is terminated by the NEO for “Good Reason” (as defined below) in Connection with a Change in Control or by the Company without Cause in Connection with a Change in Control, the Company is obligated to: (i) pay to the NEO any Accrued Obligations to the extent not already paid; (ii) pay to the NEO a cash severance benefit equal to two times (three times solely in the case of Mr. Lampropoulos) the sum of (A) the NEO’s annual base salary then in effect, and (B) the NEO’s average annual bonus for the last three full fiscal years ending prior to the Change in Control; (iii) continue to provide group health benefits to the NEO and/or NEO’s eligible spouse and dependent children for two years (three times solely in the case of Mr. Lampropoulos) after the date of the NEO’s termination; (iv) provide the NEO with certain outplacement services at the Company’s expense; and (v) pay or provide to the NEO certain other accrued benefits to the extent not already paid or provided.

For purposes of the Employment Agreements, “Cause” means: (i) the willful and continued failure of an NEO to perform his or her duties after a written demand for substantial performance specifically identifying the deficiencies in the Executive’s performance has been delivered to the NEO by the Board of Directors or, in the case of all NEOs other than Mr. Lampropoulos, the Company’s Chief Executive Officer; (ii) the willful engaging by an NEO in illegal conduct, intentional misconduct or gross negligence which materially and demonstrably injures the Company; or (iii) violation of written Company policies prohibiting workplace discrimination, sexual harassment and alcohol or substance abuse.  For purposes of the Employment Agreements, “Good Reason” means: (i) the Company’s assignment to the NEO upon or within two years after a Change in Control of any duties inconsistent with or that diminishes the NEO’s duties, authority or responsibilities under the terms of the NEO’s Employment Agreement; (ii) the Company’s failure to comply with certain compensation provisions in the Employment Agreements; (iii) the Company requiring the NEO to relocate to another office or location upon or within two years of a Change in Control; (iv) the failure by the Company to require any successor entity to comply with the terms of a respective Employment Agreement; or (v) the NEO’s voluntary resignation for any reason, in the NEO’s sole discretion, within 30 days after the date of a Change in Control.

(c)           For Cause or Without Good Reason Following a Change in Control.  If the Company terminates an NEO’s employment for Cause on or after the date of a Change in Control, the Company must pay to the NEO his or her annual base salary and accrued vacation and continue to pay and/or provide certain other welfare benefits to the extent not already provided and/or unpaid.  If an NEO voluntarily terminates his or her employment without Good Reason upon or following a Change in Control, the Company is obligated to pay the NEO for Accrued Obligations and to provide certain other accrued benefits to the extent not already paid and/or provided.

(d)           Upon Death or Disability.  Upon an NEO’s death or disability other than in Connection with a Change in Control, the Company is obligated to pay the NEO (or the NEO’s estate) an amount equal to Accrued Obligations plus any additional severance benefits approved by the Compensation Committee.  If an NEO’s employment is terminated after the date of a Change in Control by reason of the NEO’s death, the Company must also continue to provide certain other benefits to the NEOs family for a stated period.  If an NEO’s employment is terminated after the date of a Change in Control by reason of the NEO’s disability, the Company must also continue to provide certain welfare benefits.

If a Change in Control with respect to the Company results in compensatory payments to an NEO, including severance benefits and acceleration of vesting of a NEO’s stock options, and if the value of such severance benefits and option acceleration exceeds 2.99 times the NEO’s average W-2 compensation with the Company for the five taxable years preceding the year of the Change in Control (the “Base Period Amount”), the Change in Control related payments and option acceleration would result in an “excess parachute payment” under Code Section 280G.  A NEO would be subject to a 20% excise tax, and the Company would be unable to deduct, the amount by which such parachute payments to a NEO exceed the NEO’s Base Period Amount.  The Employment Agreements provide that in the event any payments made to an NEO, when added to all other “parachute payments” to the NEO within the meaning of Section 280G of the Code, result in the payment of an “excess parachute payment” to the NEO within the meaning of Section 280G and 4999 of the Code, then: (i) the cash payments owed to the NEO shall be reduced by the minimum amount necessary to avoid the imposition of an excise or penalty tax on the NEO, provided such reduction does not exceed $1,000, or (ii) in all other cases, the Company must pay to the NEO an additional amount (on a fully-grossed-up, after tax basis) sufficient to put the NEO in the same after-tax position that the NEO would have been in had payments under the respective Employment Agreement not been subject to the excise tax under Code Section 4999 (a “Tax Gross-Up Payment”).

Accelerated Stock Option Vesting Upon a Change in Control.  Under the Company’s 2006 Incentive Plan and prior stock option plan, all otherwise unvested stock options held by NEOs become fully vested upon a “change in control” as defined below, without regard to whether the NEO terminates employment.  The Company’s stock option plans generally define a change in control as (i) certain changes in the majority of the Board of Directors within a 24 month period; (ii) the acquisition by any person of 50% or more of the Common Stock or other voting securities; (iii)  consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by the Company’s shareholders is the surviving entity; (iv) a sale or other disposition of all or substantially all of the Company’s assets to another entity that is not controlled by the Company’s shareholders; or (v) shareholder approval of a liquidation of the Company or (vi) any other event the Board of Directors determines to be a “Change in Control”.  As discussed in greater detail in the section of this Proxy Statement entitled “Proposal 2 – Amendment of the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan,” the Board of Directors has approved, and intends to submit to the Company’s shareholders at the Annual Meeting, a proposal to amend the 2006 Incentive Plan.  If approved, the proposed amendment would modify the definition of a “Change in Control” under the 2006 Incentive Plan.  See “Proposal 2 – Amendment of the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan” and Appendix A to this Proxy Statement set forth below.  Additionally, in the case of stock options granted, such options remain exercisable following a change in control for their entire original term notwithstanding termination of the option holder’s employment prior to the scheduled option expiration date.

Amounts Payable Upon a Change in Control without Termination of Employment.

The following table shows for each NEO the intrinsic value of his or her otherwise unvested stock options on December 31, 2008 that would have vested had a “change in control” within the meaning of the Employment Agreements occurred on that date, calculated by multiplying the number of underlying shares by the closing price of Common Stock on the last trading day of 2008 and by then subtracting the applicable option exercise price:

(a)	(b)
Name	Intrinsic Value of Stock Options $
Fred Lampropoulos	480,530
Kent W. Stanger	317,330
Martin R. Stephens	143,450
Arlin D. Nelson	180,800
Rashelle Perry	116,800

The Employment Agreements do not provide for any additional payments to the NEOs merely upon a Change in Control absent a termination of employment of the NEOs.

Amounts Payable upon Termination of Employment

Termination Without Cause or For Good Reason In Connection with a Change in Control.  The following table shows the amounts that would be payable to each NEO if the Company had undergone a “Change in Control” within the meaning of the Employment Agreements on December 31, 2008 and the NEO’s employment with the Company terminated voluntarily for Good Reason or involuntarily without Cause on December 31, 2008.  The following amounts are in addition to accrued vacation and distributions from the Company’s 401(k) Plan that are payable to all salaried employees upon termination of employment:

(a)	(b)	(c)	(d)	(e)
Name	Salary and Bonus Continuation $	Health Plan Coverage Plan Continuation $	Deferred Compensation Plan $ (1)	Total $
Fred Lampropoulos	625,625	—	—	625,625
Kent W. Stanger	285,625	—	72,626	358,251
Martin R. Stephens	408,450	—	67,167	475,617
Arlin D. Nelson	242,144	—	—	242,144
Rashelle Perry	219,141	—	184,869	404,010

(1)          The amounts shown in column (c) represents the intrinsic value of the otherwise unvested stock options held by NEOs on December 31, 2008 calculated by multiplying the number of shares underlying such options by the closing price of Company shares on December 31, 2008, the last trading day of 2008 ($17.93 a share), and by then subtracting the applicable exercise price.

(2)          The amounts in column (d) represent the estimated future cost of providing continuing Company-paid coverage under the Company’s group health, disability and life insurance plans for the applicable severance period.  The estimated amounts are based upon December 31, 2008 actual premium rates, plus a 10% assumed rate of annual premium cost increases.

(3)          The amounts in column (e) represent the account balance in each NEO’s Deferred Compensation Plan account as of December 31, 2008.

(4)          The amounts in columns (b) and (f) for Martin R. Stephens do not include an additional $317,446 that also would have been payable to Mr. Stephens as a Tax Gross-Up Payment under his Employment Agreement had he been terminated without Cause or resigned for Good Reason in connection with a Change in Control on December 31, 2008.   None of the other NEOs would have received a Tax Gross-Up Payment as a result of their termination without Cause or resignation for Good Reason in connection with a Change in Control on December 31, 2008 because the value of their December 31, 2008 Change in Control related severance benefits and option acceleration would have been less than 2.99 times their applicable Base Period Amounts.

Termination Without Cause or For Good Reason (Other Than in Connection with a Change in Control).  The following table shows the amounts that would be payable to each NEO if the NEO’s employment with the Company had terminated voluntarily for good reason or involuntarily without Cause, other than in connection with a Change in Control, on December 31, 2008 and the Company had exercised its discretion to pay severance equal to one year’s salary andaverage bonus.  The following amounts are in addition to accrued vacation and distributions from the Company’s 401(k) Plan that are payable to all salaried employees upon termination of employment:

(a)	(b)	(c)	(d)	(e)	(f)
Name	Salary and Bonus Continuation $	Stock Option Vesting Acceleration $ (1)	Health Plan Coverage Continuation $ (2)	Deferred Compensation Plan $ (3)	Tax Gross-up
Fred Lampropoulos	1,876,874	480,530	34,305	—	—
Kent W. Stanger	571,249	317,330	22,055	72,626	—
Martin R. Stephens	816,900	143,450	21,847	67,167	317,446
Arlin D. Nelson	484,289	180,800	15,779	—	—
Rashelle Perry	438,282	116,800	1,710	184,869	—

(1)          Assumes the Company had exercised its discretion to pay severance equal to one year’s salary and prior year’s annual bonus.

(2)          The amounts in column (d) represent the account balance in the NEO’s Deferred Compensation Plan account as of December 31, 2008.

Termination on Account of Death, Disability, Involuntary Termination For Cause or Voluntary Resignation Without Good Reason.  If on December 31, 2008 a NEO had died, his or her employment had been terminated on account of disability, his or her employment had been terminated for cause or he or she had voluntarily resigned without good reason, whether or not in connection with a change in control, he or she would have been entitled to receive only: (a) his or her accrued salary and bonus earned through December 31, 2008; (b) accrued but unpaid vacation pay through December 31, 2008; (c) distribution of his or her vested account balance from the Company’s 401(k) Plan; (d) the payment of insured benefits, if applicable, under the Company’s broad-based long-term disability insurance or group term life insurance plans; and (e) distribution of his or her Deferred Compensation Plan account balance.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of directors.

Cash Compensation Paid to Directors

For the year ended December 31, 2008, all non-employee directors of the Company received an annual cash retainer of $25,000 plus $2,000 for each in-person board meeting attended, $2,000 for each telephonic board meeting attended after May 2008 and $750 for each telephonic board meeting attended prior to May 2008. Each member of the Audit Committee received $1,000 per meeting attended and the Audit Committee Chair received an annual retainer of $7,500.  Members of the Compensation Committee receive $1,000 for each meeting attended and the Compensation Committee Chair received an annual retainer of $5,000.  Members of the Nominating and Corporate Governance Committee were not paid additional amounts for attendance at Nominating and Corporate Governance Committee meetings.  All directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

Stock Awards

Directors are also eligible to participate in the Company’s equity incentive programs.  During 2008, each non-employee director received an award of options to purchase 15,000 shares of Common Stock at an exercise price of $14.41 per share, the per share market closing price on the date of the grant.  Director stock options vest over five years at the rate of 20% per year.

Director Summary Compensation Table for 2008

The following table summarizes the compensation earned or paid by the Company to non-employee directors for the year ended December 31, 2008.

(a)	(b)	(c)	(d)	(e)	(f)
Name (1)	Fees Earned or Paid in Cash $ (2)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation $	All Other Compensation $ (4)	Total Compensation $
Rex C. Bean	59,750	58,270	—	1,503	119,523
Michael E. Stillabower, M.D.	46,500	58,270	—	—	104,770
James J. Ellis	63,500	58,270	—	—	121,770
Richard W. Edelman	60,000	58,270	—	—	118,270
Franklin J. Miller, M.D.	62,000	58,270	—	1,503	121,773

(1)          Messrs. Lampropoulos and Stanger served as directors of the Company but are omitted from the Director Compensation Table because of their dual status as NEOs and directors.  Director fees and option awards to Messrs. Lampropoulos and Stanger as directors are reported in the Summary Compensation Table on page 14.  Commencing January 1, 2008, Messrs. Lampropoulos and Stanger were not paid separately for their service as directors.

(2)          The following amounts, which are included in the sums shown in column (b), were earned by the following directors in 2007 but paid in 2008:  Mr. Bean $2,750; Dr. Stillabower, $750; Mr. Ellis, $2,750; Mr. Edelman, $750; and Dr. Miller, $2,750.

(3)          The amounts shown in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS 123(R), and thus included amounts for awards granted in 2008 and prior years.  The grant date value under SFAS 123(R) of stock options awarded to each of the non-employee directors in 2008 was $97,032 (based on the grant of an option for 15,000 shares with a per share Black-Sholes value of $6.4688 per option share).  Assumptions used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the years ended December 31, 2008, December 31, 2007 and December 31, 2006, which financial statements are included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009, March 12, 2008 and March 15, 2007, respectively.  As of the end of year 2008, each non-employee director had outstanding options for the following number of Company shares: Mr. Bean, 162,221; Dr. Stillabower, 134,444; Mr. Ellis, 116,667; Mr. Edelman, 120,776 and Dr. Miller, 49,950.

(4)          The other compensation shown in column (e), “All Other Compensation” is the incremental travel expense the Company incurred when it paid for the spouses of the directors to attend the Company’s President’s Award recognition event.

Related Party Transactions

Anne-Marie Wright, Vice President of Corporate Communications of the Company, is the wife of Fred P. Lampropoulos, the Chairman of the Board, Chief Executive Officer and President of the Company.  During the year ended December 31, 2008, the Company paid to Ms. Wright total compensation (including salary and bonus) of $100,695.  Ms. Wright is eligible to participate in the Company’s equity incentive programs and received options to purchase 2,500 shares of Common Stock at a price of $14.14, vesting over a 5-year period, in 2008.

Joseph Wright, President of Merit Technology Group, a division of the Company, is the brother-in-law of Fred P. Lampropoulos, the Chairman of the Board, Chief Executive Officer and President of the Company.  During the year ended December 31, 2008, the Company paid to Mr. Wright total compensation (including salary and bonus) of $294,213.  Mr. Wright is also eligible to participate in the Company’s incentive programs and received options to purchase 15,000 shares of Common Stock at a price of $14.14, vesting over a 5-year period, in 2008.

AUDIT COMMITTEE REPORT

The Audit Committee provides oversight of the Company’s accounting and financial reporting processes, systems of internal accounting and financial controls and the audits of the Company’s financial statements.  The Audit Committee reviewed with the Company’s independent registered public accounting firm and management the financial information included in the Company’s audited financial statements.  All members of the Audit Committee are “independent,” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit.  The Audit Committee reviews these processes on behalf of the Board of Directors.  The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  The Audit Committee has also reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the opinion of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm its independence.  The Audit Committee has also considered whether the provision of the non-audit services described below under the caption Proposal No. 3 - Ratification of Selection of Independent Registered Public Accounting Firm, is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission.

AUDIT COMMITTEE

Richard W. Edelman, Chairman
Rex C. Bean
James J. Ellis

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of March 25, 2009, with respect to the beneficial ownership of shares of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each NEO and by all directors and executive officers as a group.  For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 27,908,863 shares of Common Stock outstanding as of March 25, 2009, plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 25, 2009.  Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated.

	Beneficial Ownership
	Number of	Percentage
	Shares	of Class

Principal Shareholders

Barclays Global Investors, NA. (1)
45 Freemont Street, San Francisco, CA 94105-2228	1,970,621	7.1%

Black Rock, Inc
40 E. 52nd Street, New York, NY 10022	1,664,553	6.0%

Rutabaga Capital Management (1)
64 Broad Street, Boston, MA 02109	1,404,758	5.0%

Officers, Directors and Nominees

Fred P. Lampropoulos (2) (3)	1,411,640	5.0%

Kent W. Stanger (2) (3)	960,775	3.4%

Rex C. Bean (3)	366,970	1.3%

Michael E. Stillabower, M.D. (3)	127,716	*

James J. Ellis (3)	107,718	*

Rashelle Perry (2) (3)	65,740	*

Richard W. Edelman (3)	91,826	*

Martin R. Stephens (2) (3)	65,040	*

Arlin D. Nelson (2) (3)	60,978	*

Frank J. Miller, M.D. (3)	37,421	*

Total of Officers and Directors	3,295,824	11.2%

*                 Represents holdings of less than 1%

(1)          Based upon the most recent Schedules 13G available on the website of the Securities and Exchange Commission as of March 25, 2009.

(2)          The computations above include the following share amounts that are held in the Company’s 401(k) Plan on behalf of participants:  Mr. Lampropoulos, 62,000 shares; Mr. Stanger, 55,216 shares; Ms. Perry, 6,672 shares; Mr. Stephens, 6,640 shares; Mr. Nelson, 864 shares; and all executive officers and directors as a group, 131,391 shares.

(3)          The computations above include the following share amounts that are subject to options exercisable within 60 days  of March 25, 2009, none of which have been exercised:  Mr. Lampropoulos 504,271 shares; Mr. Stanger 336,827 shares; Mr. Bean 133,271 shares; Dr. Stillabower, 105,494 shares;  Mr. Ellis 87,717 shares; Ms. Perry 59,069 shares; Mr. Edelman 91,826 shares; Mr. Stephens 51,000 shares; Mr. Nelson 60,114 shares; Dr. Miller, 21,000 shares; and all executive officers and directors as a group  1,450,589 shares.

PROPOSAL NO. 2 — AMENDMENT OF THE MERIT MEDICAL SYSTEMS, INC. 2006 LONG-TERM
INCENTIVE PLAN

General

Since 2006, the Company has operated the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the “2006 Incentive Plan”), which provides opportunities for the Company’s employees and other eligible participants to receive equity-based awards designed to align the interests of participants with the long-term objectives of the Company.  In preparation for the Annual Meeting, the Board of Directors reviewed the Company’s experience with the 2006 Incentive Plan, as well as prior equity-based award plans maintained by the Company.  The Board of Directors concluded that the operation of equity-based award plans has been beneficial to the Company and its shareholders.  Among other benefits, the ability of the Company to grant equity-based awards to plan participants has enhanced the Company’s efforts to attract and retain qualified employees and directors.  In the course of its review, the Board of Directors was informed by the Company’s management that as of December 31, 2008, there were only 487,500 shares of Common Stock available for issuance under the 2006 Incentive Plan, in addition to 206,619 shares of Common Stock available for issuance under the Merit Medical Systems, Inc. Stock Incentive Plan (the “2004 Incentive Plan”).  Given the limited number of awards which remain available for grant under the 2006 Incentive Plan, the Board of Directors determined that amendment of the 2006 Incentive Plan for the purpose of increasing the number of award available for grant thereunder is in the best interests of the Company and its shareholders.

In the course of reviewing the 2006 Incentive Plan, the Board of Directors also considered the existing definition of “Change in Control” under the 2006 Incentive Plan.  The Board of Directors concluded that the interests of the Company’s shareholders may be better served by amending the 2006 Incentive Plan to modify the definition of Change in Control.  The Board of Directors concluded that eliminating its discretionary authority to determine that certain non-specified events constitute a Change in Control for purposes of the 2006 Incentive Plan would add greater certainty to the administration of the 2006 Incentive Plan and serve as less of a deterrent to potential change in control transactions.  The Board of Directors contemporaneously concluded that reducing the stock transfer threshold for determination of a Change in Control to 30% of the total voting power of the Company’s outstanding securities represented a reasonable estimate of the percentage of stock ownership which, if transferred, would have the effect of changing control of the Company’s operations.

Proposed Amendment

Based upon the foregoing review, in April 2009, the Board of Directors approved a Second Amendment to the 2006 Incentive Plan, which provides for (i) an increase in the number of shares of Common Stock authorized for the grant of awards under that plan from 1,500,000 shares to 3,000,000 shares, and (ii) modification of the definition of “Change in Control” to eliminate the discretionary ability of the Company’s Board of Directors to determine that certain events constitute a Change in Control and to lower the stock transfer threshold for determination of a Change in Control from 50% of the total voting power of the Company’s outstanding securities to 30% of the total voting power of the Company’s outstanding securities.  The Second Amendment to the 2006 Incentive Plan is subject to approval by the Company’s shareholders at the Annual Meeting.  A copy of the Second Amendment to the 2006 Incentive Plan is set forth on Appendix A to this Proxy Statement.

The action of the Board of Directors to amend the 2006 Incentive Plan is subject to approval of the Company’s shareholders prior to May 31, 2009.  In the event that the shareholders of the Company do not approve the proposed amendment to the 2006 Incentive Plan on or before May 31, 2009, the 2006 Incentive Plan will continue in effect, and the Board of Directors, through its Compensation Committee, will continue to administer the 2006 Incentive Plan and grant awards thereunder; provided, however, that (i) the maximum number of shares of Common Stock that would be authorized for issuance under the 2006 Incentive Plan would remain at 1,500,000, and (ii) the definition of “Change in Control would not be modified as currently proposed by the Board of Directors.

Plan Summary

The following description summarizes the principal features of the 2006 Incentive Plan, but is qualified in its entirety by reference to the full text of the 2006 Incentive Plan as filed with the Securities and Exchange Commission.

Purpose.  The purpose of the 2006 Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors.  The Board of Directors believes that such individuals will contribute to the Company’s success in achieving its long-term objectives, which will inure to the benefit of all shareholders of the Company, through the incentives inherent in the awards granted under the 2006 Incentive Plan.

Eligibility.  All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the 2006 Incentive Plan.

Administration.  The 2006 Incentive Plan is administered by the Compensation Committee of the Board of Directors.  The Compensation Committee has the authority to interpret and construe the provisions of the 2006 Incentive Plan and to make all decisions and determinations relating to the operation of the 2006 Incentive Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

Duration.  The 2006 Incentive Plan became effective on May 25, 2006 and continues until May 25, 2016.

Shares Subject to Plan.  A maximum of 1,500,000 shares of Common Stock are currently authorized for issuance under the 2006 Incentive Plan; provided, however, that if the proposed amendment of the 2006 Incentive Plan is approved at the Annual Meeting, the maximum number of shares of Common Stock authorized for issuance under the 2006 Incentive Plan will be increased to 3,000,000.  Any shares subject to options or stock appreciation rights are counted against the shares available for issuance as one share for every share subject thereto.  Any shares subject to awards other than options or stock appreciation rights are counted against the shares available for issuance as two shares for every one share subject thereto. If an award under the 2006 Incentive Plan is forfeited, expires or is settled in cash, the subject shares are again available for grant under the 2006 Incentive Plan (such forfeited or settled shares, “Recycled Shares”).  To the extent that a share that was subject to an award that counted as one share against the 2006 Incentive Plan reserve becomes a Recycled Share, the 2006 Incentive Plan is credited with one share.  To the extent that a share that was subject to an award that counted as two shares against the 2006 Incentive Plan reserve becomes a Recycled Share, the 2006 Incentive Plan is credited with two shares.  The following types of shares of Common Stock may not become again available for grant under the 2006 Incentive Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (ii) shares repurchased by the Company with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the maximum number of shares available for issuance under the 2006 Incentive Plan will be proportionately adjusted.

Awards Under the 2006 Incentive Plan

The 2006 Incentive Plan provides for the following types of awards (“Awards”): (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) stock units (including restricted stock units); and (v) performance awards.

Stock Options.  The Compensation Committee may from time to time award options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price.  Two types of stock options may be granted under the 2006 Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.”  Eligibility for ISOs is limited to employees of the Company and its subsidiaries.  The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant.  The expiration dates of options cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (a) lower the option price of an option after it is granted, (b) cancel an option when the option price exceeds the fair market value of the underlying shares in exchange for another Award, or (c) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights under the 2006 Incentive Plan.  A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock.  The exercise price of a stock appreciation right cannot be less than the fair market value of a share of Common Stock at the time of grant.  The expiration dates of stock appreciation rights cannot be more than seven years after the date of the original grant.

Restricted Stock.  The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee determines in its discretion.  Awards of restricted shares of the Common Stock may be made in exchange for services or other lawful consideration.  Generally, awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met.  Except for certain limited situations, grants of restricted shares of Common Stock will have a vesting period of not less than three years.  Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

Stock Units.  The Compensation Committee may grant stock units, including restricted stock units, having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee determines in its discretion.  If the requirements specified by our Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock.

Performance Awards.  The Compensation Committee may also make awards of performance shares or performance units subject to the satisfaction of specified performance criteria.  Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof.  The performance criteria governing performance awards may based upon one or any combination of the following:  gross sales; net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives, including product development and introduction, facility expansion and business acquisitions; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends) cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; returns on inventory; inventory turnover; inventory management; other inventory measures; and revenue per employee.

Limitations on Grants

Subject to adjustment for a Recapitalization, no 2006 Incentive Plan participant may be granted (i) options or stock appreciation rights during any rolling 36-month period with respect to more than 600,000 shares of Common Stock or (ii) restricted stock, restricted stock units, or performance awards that are denominated in shares of Common Stock in any rolling 36-month period with respect to more than 300,000 shares of Common Stock (the “Limitations”).  Additionally, the maximum dollar value payable to any participant in any rolling 12-month period with respect to performance awards is $10,000,000.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

Unless authorized by the Compensation Committee in the agreement evidencing an award granted under the 2006 Incentive Plan, Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative.  The Board of Directors may, from time to time, alter, amend, suspend or terminate the 2006 Incentive Plan.  No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2006 Incentive Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain of United States federal income tax consequences relating to awards under the 2006 Incentive Plan.  This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences.  The tax information summarized is not tax advice.

Nonqualified Stock Options (“NSOs”).  In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISOs”).  No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a stock appreciation right.  When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

Restricted Stock.  The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”).  At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares).  However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares.  Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held.  If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  Generally, no income will be recognized upon the award of restricted stock units.  The recipient of a stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

Performance Awards.  No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Value of Benefits

The Company is unable to determine the amount of benefits that may be received by participants under the 2006 Incentive Plan if the proposed amendment is approved, as grants of awards are discretionary with the Compensation Committee.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the proposal to amend the 2006 Incentive Plan, shareholders should be aware that the members of the Board of Directors have certain interests, which may present them with conflicts of interest in connection with such proposal.  As discussed above, directors are eligible to receive awards under the 2006 Incentive Plan.  The Board of Directors recognizes that adoption of the 2006 Incentive Plan may benefit the Company’s directors and their successors, but believes that approval of the 2006 Incentive Plan will advance the Company’s interests and the interests of its shareholders by encouraging directors, employees, consultants and advisors to make significant contributions to the Company’s long-term success.

The Board of Directors believes the amendment of the 2006 Incentive Plan is in the best interests of the Company and its shareholders, and therefore unanimously recommends that the shareholders vote FOR approval of the proposal to amend the 2006 incentive Plan.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board of Directors has appointed, the firm of Deloitte & Touche LLP, (“Deloitte”) independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2009, subject to ratification by the Company’s shareholders.  Deloitte has acted as the independent public accounting firm for the Company since 1987.  The Board of Directors anticipates that one or more representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Fees Paid to the Company’s Independent Certified Public Accounting Firm

The following table presents aggregate fees for audits of the Company’s consolidated financial statements and fees billed or other services rendered by Deloitte for the years ended December 31, 2008 and December 31, 2007.

	2008	2007
Audit Fees (1)	$566,000	$568,000
Audit-Related (2)	25,000	26,000
Tax (3)	73,000	114,000
All Other (4)	2,000	19,000
Total	$666,000	$727,000

(1)         Audit Fees:  The aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Firms”) for professional services rendered for the audit and reviews of the Company’s financial statements filed with the SEC on Forms 10-K and 10-Q.  Audit fees for 2008 and 2007 also include fees for the audit of management’s assessment of the effectiveness of internal control over financial reporting and the audit of the effectiveness of the Company’s internal control over financial reporting under section 404 of the Sarbanes-Oxley Act of 2002.

(2)         Audit-Related Fees:  The aggregate fees billed by the Deloitte Firms for all audit-related services, consisting of an audit of the Company’s employee benefit plan and review of other SEC filings.

(3)         Tax Fees:  The aggregate fees billed by the Deloitte Firms for tax compliance, tax advice and tax planning.

(4)         All Other Fees:  The aggregate fees billed by the Deloitte Firms for all other non-audit services consisted of consulting on acquisitions.

Pre-Approval Policies and Procedures

The Audit Committee ensures that the Company engages its independent registered public accounting firm to provide only audit and non-audit services that are compatible with maintaining the independence of its public accountants.  The Audit Committee approves or pre-approves all services provided by the Company’s public accountants.  Permitted services include audit and audit-related services, tax and other non-audit related services.  Certain services are identified as restricted.  Restricted services are those services that may not be provided by the Company’s external public accountants, whether identified in statute or determined in the Company’s opinion to be incompatible with the role of an independent auditor.  All fees identified in the preceding table were approved by the Audit Committee.  During 2008, the Audit Committee reviewed all non-audit services provided by the Company’s independent registered public accounting firm, and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting.  If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on that business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

In order to be included in the proxy statement and form of proxy relating to the Company’s annual meeting of shareholders to be held in 2010, proposals that shareholders intend to present at the Annual Meeting of Shareholders to be held in calendar year 2010 must be received by the Secretary of the Company at the Company’s executive offices (1600 West Merit Parkway, South Jordan, Utah 84095) no later than December 31, 2009.  Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company’s annual meeting of shareholders to be held in 2010, but fails to notify the Company of that intention prior to March 15, 2010, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the Proxy Statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of that person, a copy of the Company’s 2008 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission.  Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver one copy of this Proxy Statement to each address where multiple record holders of its Common Stock reside, unless it has received instructions from a shareholder to the contrary.  The Company will promptly deliver another copy of this Proxy Statement to any holder of its Common Stock living at a shared address where it has delivered only one Proxy Statement.  Stockholders wishing to receive another copy of the Proxy Statement may deliver such request in writing to the Secretary of the Company at the address on the first page of this Proxy Statement.

APPENDIX A

SECOND AMENDMENT TO THE

MERIT MEDICAL SYSTEMS, INC.

2006 LONG-TERM INCENTIVE PLAN

THIS SECOND AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 2006 LONG-TERM INCENTIVE PLAN (this “Amendment”) is made and adopted effective May 31, 2009 by Merit Medical Systems, Inc., contingent upon approval of this Amendment by the shareholders of the Company not later than May 31, 2009.

WHEREAS, Merit Medical Systems, Inc. (the “Company”) maintains the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the “Plan”) for the benefit of its employees and the employees of its participating subsidiaries, which Plan the Company previously amended in 2007; and

WHEREAS, it is necessary and desirable to amend the Plan to increase the number of shares of Company common stock (“Shares”) authorized for grant under the Plan from 1,500,000 Shares to 3,000,000 Shares and modify the Plan’s definition of “Change in Control” in certain respects; and

WHEREAS, the Company, acting through its Board of Directors (the “Board”), has reserved the right to amend the Plan at any time and from time to time, subject to shareholder approval in the case of certain material modifications;

NOW, THEREFORE, contingent upon approval of this Amendment by the shareholders of the Company not later than May 31, 2009, the Plan is amended as follows effective May 31, 2009:

1.  The first sentence of Section 3.1(a) of the Plan, setting forth the number of Shares authorized for grant under the Plan, is amended to read as follows:

“(a)         Subject to adjustment as provided in Section 12.2, a total of 3,000,000 Shares are authorized for grant under the Plan.”

2.  The second sentence of Section 5.7 of the Plan, relating to the maximum number of Shares with respect to which incentive stock options may be granted under the Plan is amended to read as follows:

“Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, subject to adjustment under Section 12.2, the maximum aggregate number of Shares with respect to which “incentive stock options” may be issued under the Plan shall be 3,000,000 Shares.”

3.  Paragraph (b) of Section 11.3 of the Plan, relating to the definition of a “Change in Control,” is amended to read as follows:

“(b)         any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;”

4.  Paragraph (c) of Section 11.3 of the Plan, also relating to the definition of a “Change in Control,” is amended to read as follows:

“(c)         the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 70% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);”

5.  Paragraph (e) of Section 11.3 of the Plan, allowing the Board to determine in its discretion that additional events not otherwise described in the Section 11.3 of the Plan constitute a “Change in Control,” is hereby deleted.

6.  The final sentence of Section 11.3 of the Plan, defining a “Change in Control,” is amended to read as follows:

“Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.”

7.  Notwithstanding the foregoing, if the shareholders of the Company fail to approve this Amendment by May 31, 2009, this Amendment shall be null and void.  Except as provided above, the terms of the Plan are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of May 31, 2009, contingent upon approval of this Amendment by the shareholders of the Company not later than May 31, 2009.

MERIT MEDICAL SYSTEMS, INC.

By:	/s/ Rashelle Perry
Name:	Rashelle Perry
Title:	Chief Legal Officer

Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Shareholder Meeting of Merit Medical Systems, Inc. to be held on Wednesday, May 20, 2009 for holders as of March 25, 2009 • Use any touch-tone telephone. • Have your Voting Instruction Form ready. • Follow the simple recorded instructions. • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. Go To www.proxypush.com/mmsi • Cast your vote online. • View Meeting Documents. OR OR TELEPHONE INTERNET MAIL 866-390-5396 PROXY TABULATOR FOR MERIT MEDICAL SYSTEMS, INC. P.O. Box 8016 cary, NC 27512-9903 EVENT # CLIENT # OFFICE # ANNUAL SHAREHOLDER MEETING OF MERIT MEDICAL SYSTEMS, INC. Date: May 20, 2009 Time: 3:00 P.M. (Mountain Time) Place: Merit Medical Systems, Inc., 1600 West Merit Parkway, South Jordan, UT 84095 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote FOR items 1, 2, and 3. 1: Election of Directors To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. By signing the proxy, you revoke all prior proxies and appoint Fred P. Lampropoulos, President and Chief Executive Officer and Kent W. Stanger, Chief Financial Officer, Secretary and Treasurer, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments. All votes must be received by 5:00 P.M., Eastern Time, May 19, 2009. Vote For Withhold Vote *Vote For All Nominees From All Nominees All Except *INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right. 1: ELECTION OF TWO DIRECTORS, each to serve a term of three years and until his successor has been duly elected and qualified. Nominees: 01 Fred P. Lampropoulos 02 Franklin J. Miller, M.D. 2: AMENDMENT OF THE MERIT MEDICAL SYSTEMS, INC. 2006 LONG-TERM INCENTIVE PLAN to increase the number of shares of common stock of the Company authorized for the grant of awards under that plan from 1,500,000 shares to 3,000,000 shares and to modify the definition of change in control for purposes of that plan. 3: RATIFICATION OF THE APPOINTMENT of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2009. PROPOSAL(S) Directors Recommend 2: For 3: For Proposal Number For Against Abstain For Against Abstain

Revocable Proxy — Merit Medical Systems, Inc. Annual Meeting of Shareholders May 20, 2009, 3:00 P.M. (Mountain Time) This Proxy is Solicited on Behalf of the Board of Directors This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR the nominees for directors specified; For the proposal to amend the 2006 Long-Term Incentive Plan; For the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and In their discretion, as to any other business that may properly come before the Annual Meeting. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.